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                                                                EXHIBIT (10)-6


                       WISCONSIN ELECTRIC POWER COMPANY
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                     DIRECTORS' DEFERRED COMPENSATION PLAN

                       AS RESTATED AS OF JANUARY 1, 1994
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                          Wisconsin Electric Power Company
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                       Directors' Deferred Compensation Plan
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I.    PURPOSE

      The purpose of the Wisconsin Electric Power Company Directors' Deferred Compensation Plan (the "Plan") is to establish a method of paying directors' compensation which will aid Wisconsin Electric Power Company (the "Company") in attracting and retaining as members of its Board of Directors persons whose abilities, experience and judgment can contribute to the continued progress of the Company.

II.   PARTICIPATION

      (A)   Definition of "Participant"

      The term "Participant" as used herein refers to any former, present or future member of the Board of Directors of the Company (the "Director") who shall by election become subject to this Plan.

      (B)   Election By Directors

      Any Director who is not also an officer or employee of the Company or of an affiliate of the Company may elect to have all fees otherwise payable to such Director for service as a Director retained by the Company and paid in accordance with the Plan, effective on the first day of the calendar month following the date of acknowledgement of receipt of such election. Such election shall be made by notice in writing mailed or delivered to the Secretary of the Company. All such fees, otherwise payable, shall thereafter be retained by the Company until a written notice of termination signed by Participant has been mailed or delivered to the Secretary of the Company. A notice of termination of authorization to retain all fees otherwise payable will be effective as to those fees payable in the calendar month subsequent to the month in which such notice of termination was received and acknowledged by the Secretary of the Company but will have no force or effect on any fees retained by the Company in the month such notice of termination was mailed or delivered or any prior months, or on the dispersal of fees retained in the month such notice of termination was mailed or delivered or in any prior months.

III.  DEFERRED COMPENSATION ACCOUNTS

      An amount equivalent to any fees, which would otherwise be payable and which have been retained by the Company under Paragraph II, shall be credited to an account on the books of the Company, to be designated as the Participant's Deferred Compensation Account (the "Account"), at the time the fees would have been payable had Participant not agreed to have the fees retained by the Company. The Account to which such retained fees are credited shall be an unsecured claim against the general assets of Company and shall be treated as any other account payable on the books of the Company. Participant shall have no interest in the Account, which is established merely as an accounting convenience and which shall not operate to segregate any balance therein from the
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      general assets of the Company.  The Company may establish a grantor trust to serve as a vehicle to hold amounts credited to the Accounts established hereunder, but the trust shall be designed so that this Plan remains an unfunded plan and no Participant or Beneficiary shall have any rights other than those of an unsecured creditor.

IV.   INTEREST

      (A)   Accrual of Interest

      Interest shall accrue on the average balance in each Account which shall be determined by averaging the beginning and ending balance of such Account within the period intervening since interest was last credited to the Account, except, in the case of a new Participant, within the period from the effective date a Director becomes a Participant to the next June 30 or December 31 or the date such Participant terminates participation, whichever is earlier, and shall be credited to the Account semiannually, as of June 30 and December 31 of each year, until all distributions to which Participant, Participant's estate or Beneficiary is entitled shall have been made. Whenever a lump sum amount or final distribution is made as of a date other than June 30 or December 31, interest shall be credited to the Account as of such payment date.

      (B)   Rate of Interest

      The rate of interest shall be the prime commercial rate as published by Firstar Bank, Milwaukee, N.A. in effect on June 30, for the period ending June 30, and December 31, for the period ending December 31, of each year, except for any period in which any lump sum amount or final distribution from an Account is made as of a date other than June 30 or December 31, in which case the rate of interest shall be the prime commercial rate as published by Firstar Bank, Milwaukee, N.A. in effect on the date interest was last credited as determined above.


V.    PAYMENT TO PARTICIPANTS

      (A)   No Payment during Tenure

      None of the amounts including interest credited to the Account shall be paid to Participant as long as Participant serves as a Director of the Company or as a Director of Wisconsin Energy Corporation or any of Wisconsin Energy Corporation's subsidiaries.

      (B)   Normal Payment Method

      Subject to the provisions of Paragraphs VI and VII hereof, as of the first business day of the sixth calendar month subsequent to the month in which the later of the following events occurs, (i) Participant's service as a Director with the Company terminates for any reason other than death, (ii) Participant's service as a Director with Wisconsin Energy Corporation and all of Wisconsin Energy Corporation's subsidiaries terminates for any reason other than death, or (iii) Participant attains the mandatory retirement age for Directors under Board policy, the Company shall pay to Participant, if Participant be living, one-tenth (1/10th) of the amount credited to the Account as of said payment date (the "principal amount") and as of the first business
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      day of each January thereafter, one-tenth (1/10th) of the principal amount and in addition thereto any interest credited to the Account in the period intervening since the last payment until a total of ten payments have been made. Such ten payments, regardless of the total amount thereof, shall constitute full payment of all amounts due Participant under this Plan.

      (C)   Alternate Payment Methods

      Upon written application of Participant made prior to the termination of such Participant's service as a Director (which application shall be irrevocable during the Participant's lifetime if approved by the Company), and subject to the approval of the Company in its sole discretion upon such terms and conditions as it may determine, the Company may allow the following alternate payment methods:

      (1) Subject to the provisions of Paragraphs VI and VII hereof, as of the first business day of the sixth calendar month subsequent to the month in which the later of the following events occurs, (i) Participant's service as a Director with the Company terminates for any reason other than death, (ii) Participant's service as a Director with Wisconsin Energy Corporation and all of Wisconsin Energy Corporation's subsidiaries terminates for any reason other than death, or (iii) Participant attains the mandatory retirement age for Directors under Board policy, the Company shall pay to Participant, if Participant be living, one-tenth (1/10th) of the amount credited to the Account as of said payment date (the "principal amount") and as of the first business day of each January thereafter, that portion of the amount credited to the Account as of said payment date which is determined by multiplying said Account balance by a fraction the numerator of which is one
            (1) and the denominator of which is the number of years of distribution remaining until a total of ten payments have been made. Such ten payments, regardless of the total amount thereof, shall constitute full payment of all amounts due Participant under this Plan.

      (2) Under either the Normal Payment Method, or the alternative under Paragraph V(C)(1), if allowed, commence distribution of the Account on an earlier date than that provided in Paragraph V(B), which date shall in no event be earlier than the first day of the calendar month subsequent to the month in which the later of the following events occurs, (i) Participant's service as a Director with the Company terminates or (ii) Participant's service as a Director of Wisconsin Energy Corporation and all of Wisconsin Energy Corporation's subsidiaries terminates.

      (3) Under either the Normal Payment Method, or the alternative under Paragraph V(C)(1), if allowed, commence distribution of the Account on a later date than that provided in Paragraph V(B).

      (4) Pay to Participant the amount standing in the Account in larger installments or in a lump sum amount, in lieu of the amount and form of payments provided in Paragraph V(B).

      (D)   Date of Payment

      In all cases under any payment method, actual payment of the amounts due shall be made within five business days after the determined payment date.
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VI.   PAYMENT TO BENEFICIARY, EXECUTOR OR ADMINISTRATOR OF PARTICIPANT

      (A)   Normal Payment Method

      In the event of Participant's death, annual payments will be made to Participant's Beneficiary (as hereinafter defined), provided that the Beneficiary is alive at the time such payments are to be made, in the following manner:

      (1) If Participant dies while still serving as a Director of the Company or as a Director of any of the Company's subsidiaries, the payments will be in the same amount and payable at the same time as the payments which would have otherwise been payable to Participant had Participant's service to the Company as a Director terminated on the date of Participant's death under the conditions precedent for distribution described in Paragraph V(B) and had Participant been alive until the ten payments had been paid under Paragraph V(B).

      (2) If Participant dies after such service has terminated and while Participant is receiving payments under Paragraph V, the payments, if any, will be in the same amount and payable at the same time as if Participant had been alive until the ten payments had been paid under Paragraph V(B).

      (3) If Participant dies after such service has terminated, but before payment had commenced under Paragraph V(B), the payments will be in the same amount and payable at the same time as the payments which would have otherwise been payable to Participant had Participant's service as a Director terminated on the date of Participant's death under the conditions precedent for distribution described in Paragraph V(B) and had Participant been alive until the ten payments had been paid under Paragraph V(B).

      (B)   Alternate Payment Methods

      Upon written application of Participant's Beneficiary made prior to the time any distribution under this Plan is payable to said Beneficiary (which application shall be irrevocable if approved by the Company), and subject to the approval of the Company in its sole discretion upon such terms and conditions as it may determine, forms of payment as provided in Paragraph V(C) may be made in lieu of the payments in Paragraph VI(A).

      (C)   Payment in the Event of Beneficiary's Death

      If the last Beneficiary who survives Participant shall die before receiving the full amount payable hereunder, then the balance of the Account not paid shall be paid in a lump sum to the estate of such Beneficiary within six months after Company has been notified of such death.

      (D)   Definition and Designation of Beneficiary

      The term "Beneficiary" as used herein includes the plural and means any person(s), including corporate or individual persons, designated by Participant in a written instrument filed with the Secretary of the Company. Participant may designate a primary beneficiary and, in the
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      event of the death of the primary beneficiary, a contingent beneficiary.
      The right is reserved to Participant to change the person or persons designated as Beneficiary, by filing with the Secretary of the Company a written notice of change in Beneficiary, and any such change shall not require the consent of the Beneficiary.

      (E)   Payment in the Event no Beneficiary is Designated

      If Participant has failed to designate a Beneficiary in a written instrument filed with the Secretary of the Company, or if the Beneficiary predeceases Participant, then the balance of the Account not paid shall be paid in a lump sum amount to Participant's estate within six months after Company has been notified of Participant's death.

      (F)   Date of Payment

      In all cases under any payment method, actual payment of the amounts due shall be made within five business days after the determined payment date.


VII.  MANDATORY LUMP SUM PAYMENT

      Upon the occurrence of a "Change in Control" of Wisconsin Energy Corporation, as defined in Exhibit A attached to and made a part of this Plan, then notwithstanding any other provision hereof, the Company shall promptly pay each Participant and each Beneficiary receiving benefits a single lump sum equal to the amount credited to the Account as of the payment date (without regard to whether the Participant is still serving as a Director of the Company or any of its affiliates), in lieu of whatever other method of payment, if any, had been elected or placed into effect.


VIII. WITHHOLDING OF TAXES

      The Company shall have the right to retain from payments payable to Participant, Participant's estate or Beneficiary amounts required by any government to be withheld and paid to such government with respect to such payment.


IX.   GENERAL PROVISIONS

      (A)   Termination, Amendment, or Modification of Plan

      The Company may terminate, amend, or modify the Plan at any time, provided that such termination, amendment or modification shall not adversely affect the rights of any Participant, Participant's estate or Beneficiary, to receive the amounts theretofore credited to Participant's Account as provided in the Plan.

      (B)   Assignment by Company

      The Company shall have the right to assign all of its right, title and obligation in and under this Plan upon a merger or consolidation or upon the purchase of substantially its entire business or assets, provided such assignee agrees to perform after the effective date of such assignment all of the terms, conditions and provisions imposed by this
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      Plan upon the Company.  In the event of such an assignment, all of the rights and obligations of the Company under this Plan shall thereupon cease and terminate.

      (C)   Assignment by Participant

      No Participant, Participant's Beneficiary or estate shall have the power to transfer, assign, encumber, commute or anticipate any amounts payable hereunder.

      (D)   Approval of Alternate Payment Methods

      Whenever it is provided in this Plan that matters are subject to approval of the Company, authority for approval shall be exercised by the Chief Executive Officer of the Company.

      (E)   Plan Administrator

      This Plan shall be administered by the Secretary of the Company.

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                                 EXHIBIT A

                       CHANGE IN CONTROL DEFINITION



      For purposes of this Plan, a "change in control" with respect to Wisconsin Energy Corporation shall mean the occurrence of any of the following events, as a result of one transaction or a series of transactions:

            (a) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding the Company, its affiliates and any qualified or non-qualified plan maintained by the Company or its affiliates) becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under such Act), directly or indirectly, of securities of the Company representing more than 20% of the combined voting power of the Company's then outstanding securities;

            (b) individuals who constitute a majority of the Board immediately prior to a contested election for positions on the Board cease to constitute a majority as a result of such contested election;

            (c) the Company is combined (by merger, share exchange, consolidation, or otherwise) with another corporation and as a result of such combination, less than 60% of the outstanding securities of the surviving or resulting corporation are owned in the aggregate by the former shareholders of the Company;

            (d) the Company sells, leases, or otherwise transfers all or substantially all of its properties or assets not in the ordinary course of business to another person or entity; or

            (e) the Board determines in its sole and absolute discretion that there has been a Change in Control of the Company.

      These Change in Control provisions shall apply to successive Changes in Control on an individual transaction basis.